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                                                                  EXHIBIT 99.1

SONUS NETWORKS COMPLETES ACQUISITION OF TELECOM TECHNOLOGIES

STRATEGIC ACQUISITION BROADENS SONUS' PORTFOLIO OF VOICE SOLUTIONS; BOLSTERS SONUS' COMPREHENSIVE ACCESS STRATEGY

WESTFORD, Mass., January 18, 2001 - Sonus Networks (Nasdaq: SONS), a leading provider of voice infrastructure solutions for the new public network, today announced it has completed its acquisition of privately-held TELECOM TECHNOLOGIES, inc. Based in Richardson, Texas, TELECOM TECHNOLOGIES is a leading developer of next-generation softswitch solutions.

Under terms of the agreement, Sonus acquired TELECOM TECHNOLOGIES in a stock-for-stock transaction in which Sonus issued 10.8 million shares of stock. Sonus will also issue an additional 4.2 million shares of stock through the end of fiscal year 2002 if TELECOM TECHNOLOGIES achieves certain business objectives during that period. An additional 3.0 million restricted Sonus common shares will be granted to TELECOM TECHNOLOGIES' employees and will be subject to achievement of certain milestones and employment conditions over the next two years. The transaction will be accounted for as a purchase.

The integration of TELECOM TECHNOLOGIES' INtelligentIP-Registered Trademark-softswitch technology with Sonus' award-winning Packet Telephony suite will enable Sonus to offer carrier customers the industry's broadest range of features and functionality. TELECOM TECHNOLOGIES' focus on multivendor softswitch services and media gateway interoperability complements Sonus' scalable, high-performance next-generation switching and softswitch platforms, and extends Sonus' product portfolio, particularly in the access market.

"This acquisition gives us great confidence in our ability to win in this market," said Hassan Ahmed, president and CEO, Sonus Networks. "We are very proud to be joining forces with the TTI team, and we believe that the combination of the two companies will be great for our customers, will solidify our first mover advantage and will enhance our competitive position."

As previously announced, TELECOM TECHNOLOGIES' approximately 220 employees now form Sonus' new INtelligentIP division, and will remain in Richardson, Texas. TELECOM TECHNOLOGIES founder and CEO Anousheh Ansari has become a vice president of Sonus and general manager of the new division, and reports directly to Ahmed.

About Sonus Networks Sonus Networks, Inc. is a leading provider of voice infrastructure products for the new public network. Sonus' solutions enable service providers to deploy an integrated network capable of carrying both voice and data traffic, and to deliver a range of innovative, new services. The Sonus Open Services Architecture(TM) (OSA) and award-winning Packet Telephony suite cut the time-to-market for competitive new service products, allowing carriers and third-party developers to expand marketshare and build important new revenue streams. Its highly scalable products fully interoperate with and extend the life and utility of today's public network. Sonus embodies in its management and staff decades of experience in developing carrier-class voice, data and multimedia solutions for implementation in the world's largest networks. Sonus, founded in 1997, is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Sonus that involve risks and uncertainties. Readers are cautioned that these forward-looking statements


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are only predictions and may differ materially from actual future events or results. Readers are referred to Sonus' Prospectus, dated January 12, 2001, and associated Registration Statement on Form S-4, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. These risk factors include, among others, the Company's ability to grow its customer base, dependence on new product offerings, market acceptance of its products, rapid technological and market change, integration risks relating to the acquisition of TELECOM TECHNOLOGIES and manufacturing and sourcing risks.

For more information, please contact:

Beth Morrissey                            Steve Nill
Sonus Networks                            Sonus Networks
978-589-8579                              978-392-8277
bmorrissey@sonusnet.com                   snill@sonusnet.com
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INtelligentIP is a registered trademark of Sonus Networks. Open Services
Architecture is a trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they areassociated.